EXHIBIT 7.01

April 13, 2021

Securities and Exchange Commission

100 F. Street

Washington, DC 20549-7561

Re: Toga Limited

We have read the statements that Toga Limited included under Item 4.02 of the Form 8-K/A Amendment #3 dated April 13, 2021, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement in Form 8-K/A Amendment #3.

Sincerely,

/s/ Marcum LLP

MarcumLLP